Exhibit 10.01

Company Contacts:	Charlie Webster Vice President, Finance (408) 875-5061 Charlie.webster@kla-tencor.com Kyra Whitten (Media) Sr. Director, Corporate Communications (408) 875-7819 Kyra.whitten@kla-tencor.com

FOR IMMEDIATE RELEASE
KLA-TENCOR DECLARES REGULAR CASH DIVIDEND FOR
FIRST QUARTER FISCAL YEAR 2007
SAN JOSE, Calif., August 3, 2006—KLA-Tencor Corporation (NASDAQ: KLAC) today announced that its board of directors has declared a quarterly cash dividend of $.12 per share on its common stock payable on September 1, 2006 to KLA-Tencor stockholders of record on August 15, 2006.
About KLA-Tencor: KLA-Tencor is the world leader in yield management and process control solutions for semiconductor manufacturing and related industries. Headquartered in San Jose, Calif., the company has sales and service offices around the world. An S&P 500 company, KLA-Tencor is traded on the Nasdaq National Market under the symbol KLAC. Additional information about the company is available on the Internet at http://www.kla-tencor.com
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